SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                           FORM 8-K

                        Current Report

              Pursuant to Section 13 or 15(d) of the

                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)December 1, 1999

               NEVSTAR GAMING & ENTERTAINMENT CORPORATION
           (Exact name of Registrant as specified in charter)

             NEVADA              0-21071           88-0309578
(State or other jurisdiction    (Commission      (IRS Employer
of incorporation)               File Number)  Identification No.)



     313 Pilot Road, Suite B, Las Vegas, Nevada     89119
        (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area (702) 269-1325


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

On December 1, 1999, NevStar Gaming & Entertainment Corporation (the "Company") filed a petition for relief under Chapter 11 of the Bankruptcy Code. The petition was filed with the U.S. Bankruptcy Court for the District of Nevada (Case No. 99-19566RCJ). At this time, the Company is managing its affairs as a "debtor-in-possession," as defined in the Bankruptcy Code. No trustee, examiner or other officer has been appointed by the Court to manage the affairs of the Company.

ITEM 5.  OTHER EVENTS

The Company has been notified by the Staff of the Nasdaq Stock Market that it had not received the Company's Form 10-KSB for the fiscal year ended June 30, 1999, as required by Marketplace Rule 4310(c)(14);
that the Company was not in compliance with the minimum $1.00 bid price per share requirement of Marketplace Rule 4310(c)(4)and that the Company was not in compliance with the net tangible assets/market capitalization/net income requirement of Marketplace Rule 4310(c)(2)(B).

The Company requested an oral hearing with respect to its qualification for continued listing on the Nasdaq SmallCap Market. The hearing before the Nasdaq Listing Qualifications Panel is scheduled for December 2, 1999. In light of the Company's filing of the petition for relief described in item 3, the outcome of the hearing is uncertain.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on the 1st day of December, 1999.

NEVSTAR GAMING & ENTERTAINMENT CORPORATION


By:
     Michael J.  Signorelli
Its: Chairman of the Board and
        Chief Executive Officer